SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                          INTERSPACE ENTERPRISES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Colorado                       84-1283938
      ------------------------------- ------------------------------------
      (State or other jurisdiction of (I.R.S. Employer Identification No.)
       incorporation or organization)

                7825 Fay Ave., Ste 200 La Jolla, California 92037
           ---------------------------------------- ------------------
               (Address of principal executive offices) (Zip Code)


                            The 2001 Consultants Plan
    ------------------------------------------------------------------------
                            (Full title of the plan)

                                Daniel P. Murphy
                            7825 Fay Ave., Suite 200
                           La Jolla, California 92037
                                 (858) 456-3539

                                   copies to:

                               Michael A. Littman
                                7609 Ralston Road
                                Arvada, CO 80002
                                 (303) 422-8127
    ------------------------------------------------------------------------
              (Name and address and telephone of agent for service)


                                      CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------

                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED          REGISTERED            SHARE (1)             PRICE(1)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                6,000,000          $.08                    $480,000          $120
----------------------- --------------------- -------------------- --------------------- --------------------


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average closing bid ask price of the Common Stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on June 23, 2001.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.           PLAN INFORMATION

Not Applicable


ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not Applicable

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed by the Registrant with the Commission on April 16, 2001, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The Quarterly Report on Form 10-QSB for the (i) quarter ended March 31, 2001, filed by the Registrant with the Commission on May 11, 2001.

                  (c) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

Not Applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the common shares being registered herein will be passed upon for the Company by the Law Offices of Michael A. Littman are registering a total of 150,000 shares of the Company's common stock pursuant to this Form S-8 Registration Statement.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Company's Bylaws and the Colorado Business Corporation Act provide for and Directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8.           EXHIBITS.

                  4.0   The 2001 Consultants Plan
                  5.0   Opinion and Consent from Michael A. Littman
                 23.1   Consent of Siegel, Smith and Garber, CPA's

ITEM 9.           UNDERTAKINGS

The undersigned Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such formation in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on June 26, 2001.

                                             INTERSPACE ENTERPRISES, INC.

                                             By:   /s/ Daniel P. Murphy
                                                --------------------------------
                                                Daniel P. Murphy, President, CEO

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Littman, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2001.

         /s/ Daniel P. Murphy          Chief Executive Officer and Director
         ------------------------------
         Daniel P. Murphy

         /s/ Andrew Patient             Chief Financial Officer
         ------------------------------
         Andrew Patient

         /s/ Alejandro Trujillo       Chief Technology Officer and Director
         ------------------------------
         Alejandro Trujillo

                                   EXHIBIT 4.0

                          INTERSPACE ENTPERPRISES, INC.
                           2001 CONSULTANT STOCK PLAN


     Interspace Enterprises, Inc., a corporation organized under the laws of the State of Colorado, hereby adopts this 2001 Consultant Stock Plan.

PURPOSE OF PLAN

         WHEREAS, the purpose of this 2001 Consultant Stock Plan is to advance the interests of the, Inc. by helping the Company obtain and retain the services of persons providing consulting services upon whose judgment, initiative, efforts and/or services Interspace Enterprises, Inc. is substantially dependent, by offering to or providing those persons with incentives or inducements affording such persons an opportunity to become owners of capital stock of Interspace Enterprises.com

                          TERMS AND CONDITIONS OF PLAN

         1. DEFINITIONS.

                  Set forth below are definitions of capitalized terms which are generally used throughout this Plan, or references to provisions containing such definitions (capitalized terms whose use is limited to specific provisions are not referenced in this Section):

                  (a) AFFILIATE - The term "Affiliate" is defined as any person controlling the Company, controlled by the Company, or under common control with the Company.

                  (b) AWARD - The term "Award" is collectively and severally defined as any Options or Award Shares granted under this Plan.

                  (c) AWARD SHARES - The term "Award Shares" is defined as shares of Common Stock granted by the Plan Committee in accordance with Section 6 of this Plan.

                  (d) BOARD - The term "Board" is defined as the Board of Directors of the Company, as such body may be reconstituted from time to time.

                  (e) COMMON STOCK - The term "Common Stock" is defined as the Company's common stock, par value $.00001.

                  (f) COMPANY - The term "Company" is defined as Interspace Enterprises, Inc.

                  (g) DISPOSED - The term "Disposed" (or the equivalent terms "Disposition" or "Dispose") is defined as any transfer or alienation of an Award which would directly or indirectly change the legal or beneficial ownership thereof, whether voluntary or by operation of law, or with or without the payment or provision of consideration, including, by way of example and not limitation: (i) the sale, assignment, bequest or gift of the Award; (ii) any transaction that creates or grants an option, warrant, or right to obtain an interest in the Award; (iii) any transaction that creates a form of joint ownership in the Award between the Recipient and one or more other Persons; (iv) any Disposition of the Award to a creditor of the Recipient, including the hypothecation, encumbrance or pledge of the Award or any interest therein, orthe attachment or imposition of a lien by a creditor of the Recipient on the Award or any interest therein which is not released within thirty (30) days after the imposition thereof; (v) any distribution by an Recipient which is an entity to its stockholders, partners, co-venturers or members, as the case may be, or (vi) any distribution by an Recipient which is a fiduciary such as a trustee or custodian to its settlors or beneficiaries.

                  (h) ELIGIBLE PERSON - The term "Eligible Person" means any Person who, at a particular time, is a consultant to the Company or an Affiliate who provides bona fide consulting services to the Company or the Affiliate, PROVIDED, HOWEVER, no Award hereunder may be granted to any Person in connection with the provision of any services incident to the raising of capital.

                  (i) FAIR MARKET VALUE - The term "Fair Market Value" means the fair market value as of the applicable valuation date of the Option Shares, Award Shares, or other shares of Common Stock, as the case may be, to be valued (the "Subject Shares"), determined in accordance with the following principles:

                           (i) If the Common Stock is traded on a stock exchange
on the date in question, then the Fair Market Value of the Subject Shares will be equal to the closing bid price of Common Stock on the principal exchange on which the Common Stock is then trading, or, if Common Stock is not traded on such date, then on the next preceding trading day during which a sale occurred;

                           (ii) If the Common Stock is traded  over-the-counter
on the Nasdaq National Market System on the date in question, then the Fair Market Value of the Subject Shares will equal (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the mean between the closing representative bid and asked price (in all other cases) for the common Stock on such date as reported by Nasdaq or such successor quotation system;

                           (iii) If the Common Stock is traded  over-the-counter
on Nasdaq (other than on the Nasdaq National Market System) on the date in question, then the Fair Market Value of the Subject Shares will equal the mean between the closing representative bid and asked price(in all other cases) for the Common Stock on such date as reported by Nasdaq;

                           (iv) If the  Common  Stock is not  publicly  traded
on an exchange and is not quoted on the Nasdaq or a successor quotation system, then the Fair Market Value shall be determined by the Board acting in good faith on such basis as it deems appropriate;

                           (v) If the Subject Shares are unregistered securities
(and thus are considered "restricted stock" within the meaning of Section 144 of the Securities Act), or if the Subject Shares are subject to conditions, risk of forfeiture, or repurchase rights or rights of first refusal which impair its value including, without limitation, those conditions more particularly described in Section 7, then the Fair Market Value of the Subject Shares shall be subject to such discount to reflect such impairments to value as the Plan Committee may, in its sole discretion and without obligation to do so, determine to be appropriate; and

                           (vi) Anything in Subsections (i) through (v) above to
the contrary, in no circumstances shall the Fair Market Value of the Subject Shares be less than its par value.

                  (j) ISSUED SHARES - The term "Issued Shares" is defined as shares of Common Stock issued pursuant to the terms of this Plan.

                  (k) OPTION - The term "Option" is defined as an option to purchase Common Stock granted by the Plan Committee pursuant to the terms of the Plan and, in particular, the terms of Section 5 of the Plan.

                  (l) OPTION PRICE - The term "Option Price" is defined in
Section 5(b) of this Plan.

                  (m) OPTION SHARES - The term "Option Shares" is defined as the shares of Common Stock which an Option entitles the holder thereof to purchase.

                  (n) PERSON - The term "Person" is defined, in its broadest sense, as any individual, entity or fiduciary such as, by way of example and not limitation, individual or natural persons, corporations, partnerships (limited or general), joint-ventures, associations, limited liability companies/partnerships, or fiduciary arrangements, such as trusts.

                  (o) PLAN - The term "Plan" is defined as this 2001 Consultant Stock Plan.

                  (p) PLAN COMMITTEE - The term "Plan Committee" is defined as that Committee appointed by the Board to administer and interpret this Plan as more particularly described in Section 3 of the Plan; PROVIDED, HOWEVER, that the term Plan Committee will refer to the Board during such times as no Plan Committee is appointed by the Board.

                  (q) RESTRICTED SHARES - The term "Restricted Shares" is defined as Option Shares or Award Shares, as the case may be, that are subject to restrictions as more particularly set forth in Section 7 of this Plan.

                  (r) RECIPIENT - The term "Recipient" is defined as any Eligible Person who, at a particular time, receives the grant of an Award.

                  (s) SECURITIES ACT - The term "Securities Act" is defined as the Securities Act of 1933, as amended (references herein to Sections of the Securities Act are intended to refer to Sections of the Securities Act as enacted at the time of the adoption of this Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Securities Act resulting from recodification, renumbering or otherwise).

         2. TERM OF PLAN.

                  This Plan shall be effective as of such time and date as this Plan is adopted by the Board, and this Plan shall terminate on the first business day prior to the ten (10) year anniversary of the date this Plan became effective. No grants of Options shall be made under this Plan before the date this Plan becomes effective or after the date this Plan terminates; PROVIDED, HOWEVER, that (i) all Awards granted pursuant to this Plan prior to the effective date of this Plan shall not be affected by the termination of this Plan and (ii) all other provisions of this Plan shall remain in effect until the terms of all outstanding Awards have been satisfied or terminated in accordance with this Plan and the terms of such Awards.

         3. PLAN ADMINISTRATION.

                  (a) PLAN COMMITTEE.

                           (i) The Plan shall be administered and interpreted by
a committee consisting of two (2) or more members of the Board; PROVIDED, HOWEVER, no member of the Board who may serve as a member of the Plan Committee if such person serves or served as a member of the plan committee with respect to any plan (other than this Plan) of the Company or its Affiliates which plan was or is established to comply with the provisions of Rule 16b-3(c)(2)(i) to the Securities and Exchange Act of 1934, as amended (i.e., pertaining to the establishment of so-called "Section 16b-3 Plans"), and, by reason of such person's proposed service as a member of the Plan Committee, such person would not be considered a "disinterested" person within the meaning of said Rule with respect to such other plan.

                           (ii) Members of the Plan Committee may resign at any
time by delivering written notice to the Board. Vacancies in the Plan Committee shall be filled by the Board. The Plan Committee shall act by a majority of its members in office. The Plan Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Plan Committee.

                           (iii) If the Board, in its discretion, does not
appoint a Plan Committee, the Board itself will administer and interpret the Plan and take such other actions as the Plan Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Certificate of Incorporation and bylaws of the Company generally.

                  (b) ELIGIBILITY OF PLAN COMMITTEE MEMBERS TO RECEIVE AWARDS. While serving on the Plan Committee, such members shall not be eligible for selection as Eligible Persons to whom an Award may be granted under the Plan.

                  (c) POWER TO MAKE AWARDS. The Plan Committee shall have the full and final authority in its sole discretion, at any time and from time-to-time, subject only to the express terms, conditions and other provisions of the Certificate of Incorporation of the Company and this Plan, and the specific limitations on such discretion set forth herein, to:

                           (i)  Designate the Eligible Persons or classes of
Eligible  Persons  eligible to receive  Awards from among the Eligible Persons;

                           (ii) Grant Awards to such selected  Eligible Persons
or classes of Eligible Persons in such form and amount (subject to the terms of the Plan) as the Plan Committee shall determine;

                           (iii) Impose such  limitations,  restrictions and
conditions upon any Award as the Plan Committee shall deem appropriate and necessary including, without limitation, the term of Options and any vesting conditions attached thereto, and any vesting and repurchase conditions described in Sections 3 or 7 placed upon grants of Option Shares or Award Shares;

                           (iv) Interpret the Plan, adopt, amend and rescind
rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan; and

                           (v) Delegate all or a portion of its authority under
subsections (i) through (iii) of this Section 3(c) to one or more directors of the Company who are executive officers of the Company, subject to such restrictions and limitations (such as the aggregate number of shares of Common Stock that may be awarded) as the Plan Committee may decide to impose on such delegate directors.

                  In determining the recipient, form and amount of Awards, the Plan Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

                  (d) INTERPRETATION OF PLAN. The Plan Committee shall, in its sole and absolute discretion, interpret and determine the effect of all matters and questions relating to this Plan. The interpretations and determinations of the Plan Committee under the Plan (including without limitation determinations pertaining to the eligibility of Persons to receive Awards, the form, amount and timing of Awards, the methods of payment for Awards, the restrictions and conditions placed upon Awards, and the other terms and provisions of Awards and the certificates or agreements evidencing same) need not be uniform and may be made by the Plan Committee selectively among Persons who receive, or are eligible to receive, Awards under the Plan, whether or not such Persons are similarly situated. All actions taken and all interpretations and determinations made under this Plan in good faith by the Plan Committee shall be final and binding upon the Recipient, the Company, and all other interested Persons. No member of the Plan Committee shall be personally liable for any action taken or decision made in good faith relating to this Plan, and all members of the Plan Committee shall be fully protected and indemnified to the fullest extent permitted under applicable law by the Company in respect to any such action, determination, or interpretation.

                  (e) COMPENSATION; ADVISORS. Members of the Plan Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Plan Committee in connection with the administration of the Plan shall be borne by the Company. The Plan Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other Persons, at the cost of the Company. The Plan Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons.

         4. STOCK POOL.

                  (a) MAXIMUM NUMBER OF SHARES AUTHORIZED UNDER PLAN. Shares of stock which may be issued or granted under the Plan shall be authorized and unissued or treasury shares of Common Stock. The aggregate maximum number of shares of Common Stock which may be issued in exercise of Options or as a grant of Award Shares, as the case may be, shall not exceed Six Million (6,000,000) shares of Common Stock (the "Stock Pool"); PROVIDED, HOWEVER, that such number shall be increased by the following:

                           (i) Any shares of Common Stock tendered by a
Recipient as payment for Option Shares or Award Shares;

                           (ii) Any rights to shares of Common Stock surrendered
by a Recipient as payment for Option Shares or Award Shares;

                           (iii) Any shares of Common Stock subject to an Option
which for any reason is terminated unexercised or expires; and

                           (iv) Any Restricted Shares which are granted as
Option Shares or Award Shares, and are subsequently forfeited by the holders thereof.

                  (b) CALCULATING SHARES AVAILABLE FOR AWARDS. For purposes of calculating the maximum number of shares of Common Stock in the Stock Pool which may be issued under the Plan, the following rules shall apply:

                           (i) When Options are exercised, and when cash is used
as full payment for shares issued upon exercise of such Options, all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted;

                           (ii) When Options are exercised, and when shares of
Common Stock are used as full or partial payment for shares issued upon exercise of such Options, if permitted by the Plan Committee, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted; and

                           (iii) When Award Shares are granted and the Plan
Committee elects to require payment with respect to such grant, and when shares of Common Stock are used as full or partial payment for the grant of such shares, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted.

                  (c) DATE OF AWARD. The date an Award is granted shall mean the date selected by the Plan Committee as of which the Plan Committee allots a specific number of shares to a Recipient with respect to such Award pursuant to the Plan.

         5. OPTIONS (TO PURCHASE OPTION SHARES).

                  (a) GRANT. The Plan Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Plan Committee may prescribe, grant to any Eligible Person one or more options to purchase for cash or shares the number of shares of Common Stock ("Options") allotted by the Plan Committee; PROVIDED, HOWEVER, no Option shall be granted to any Eligible Person who is a member of the Plan Committee. The grant of an

Option shall be evidenced by either a written consulting agreement or a written option certificate separate from such agreement, executed by the Company and the Recipient, stating the number of shares of Common Stock subject to the Option, and stating all terms and conditions of such Option.

                  (b) OPTION PRICE. The purchase price per Option Share deliverable upon the exercise of an Option (the "Option Price") shall be such price as may be determined by the Plan Committee; PROVIDED, HOWEVER, the Option Price may not be less than the eighty five (85%) of Fair Market Value of the underlying Option Shares as of the date of the grant of the Option.

                  (c) OPTION TERM; EXPIRATION. The term of each Option shall commence at the grant date for such Option as determined by the Plan Committee, and shall expire, unless an earlier expiration date is expressly provided in the underlying consulting agreement or separate option certificate or another Section of this Plan, on the first business day prior to the ten (10) year anniversary of the date of grant thereof.

                  (d) EXERCISE DATE. Unless a later exercise date is expressly provided in the underlying consulting agreement or option certificate or another Section of the Plan, each Option shall become exercisable on the date of its grant as determined by the Plan Committee. No Option shall be exercisable after the expiration of its applicable term. Subject to the foregoing, each Option shall be exercisable in whole or in part during its applicable term unless expressly provided otherwise in the underlying consulting agreement or option certificate.

                  (e) VESTING PROVISIONS. The Plan Committee may, in its sole discretion, subject Options granted to Recipients to such vesting conditions pertaining to continued provision of consulting services to the Company or any Affiliate or the attainment of goals as the Plan Committee, in its sole discretion, determines are appropriate; PROVIDED, HOWEVER, in no case shall any Option provide for the vesting of Option Shares for a period of time which exceeds five (5) years from date of grant of the Option, or on a cumulative incremental percentage basis which is less than twenty percent (20%) per year. If no vesting is expressly provided in the underlying consulting agreement or separate option certificate, the Option shares shall be deemed fully vested upon date of grant.

                  (f) MANNER OF EXERCISE AND PAYMENT. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery of all of the following to the Secretary of the Company at his or her office at the Company prior to the time when such Option or such portion becomes unexercisable under this Section 5:

                           (i) Notice in writing signed by the Recipient or
other Person then entitled to exercise the Option or portion thereof stating that such Option or portion is exercised, such notice complying with the procedures set forth in the applicable consulting agreement or option certificate which governs the exercise of the Option, and any other applicable rules established by the Plan Committee.

                           (ii) Full payment for the shares with respect to
which such Option or portion is thereby exercised asfollows (or any combination of the following):

                           (1) In good funds (in U.S. dollars) by cash or by
check; and/or

                           (2) If expressly permitted in the underlying
consulting agreement or option certificate, or otherwise consented to by the Plan Committee in writing:

                                           (A)  Shares of Common Stock owned by
the Recipient duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Option Price of the Option Shares with respect to which the Option or portion is thereby exercised;

                                            (B) The surrender or relinquishment
of rights to acquire Common Stock owned by the Recipient with a Fair Market Value on the date of delivery equal to the aggregate Option Price of the Option Shares with respect to which the Option or portion is thereby exercised; or

                                            (C) A full recourse promissory note
bearing interest (not less than a rate as shall then preclude the imputation of interest under the Internal Revenue Code of 1986, as amended) and payable upon such terms as may be prescribed by the Plan Committee. The Plan Committee may also prescribe the form of such note and the security to be given for such note. PROVIDED, HOWEVER, no Option may be exercised by delivery of a promissory note or by a loan from the Company if such loan or other extension of credit is prohibited by law at the time of exercise of this Option or does not comply with the provisions of Regulation G promulgated by the Federal Reserve Board with respect to "Margin Stock" if the Company and the Recipient are then subject to such Regulation.

                           (iii)  Such  representations and documents as the
Plan Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Plan Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on a share certificates and issuing stop-transfer orders to transfer agents and registrars.

                           (iv) In the event that the Option or portion thereof
shall be exercised by any Person other than the Recipient, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

                  (g) NON-ASSIGNABILITY. Except as expressly provided in the underlying consulting agreement or option certificate, Options may not be Disposed by the Recipient, nor exercised by any Person other than the Recipient, without the prior written consent of the Company, which consent the Company may withhold in its sole and absolute discretion, and such Options shall, upon the Disposition or exercise of such Option without the Company's prior written consent, terminate and be null and void AB INITIO and of no further force and effect.

                  (h) NO STOCKHOLDER RIGHTS. The Recipient shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to the Option Shares unless and until all conditions for exercise of the Option and the issuance of certificates for the Option Shares shall be satisfied, at which time the Recipient shall become a stockholder of the Company with respect to the Option Shares and as such shall thereafter be fully entitled to receive dividends (if any are declared and paid), to vote and to exercise all other rights of a stockholder with respect to the Option Shares.

         6. AWARD SHARES.

                           (a) GRANT.  The Plan Committee may from time to time,
and subject to the provision of the Plan and such other terms and conditions as the Plan Committee may prescribe, grant to any Eligible Person one or more shares of Common Stock ("Award Shares") allotted by the Plan Committee. The grant of Award Shares or grant of the right to receive Award Shares shall be evidenced by either a written consulting agreement or a separate written agreement confirming such grant, executed by the Company and the Recipient, stating the number of Award Shares granted and stating all terms and conditions of such grant.

                  (b) PURCHASE PRICE AND MANNER OF PAYMENT. The Plan Committee, in its sole discretion, may grant Award Shares in any of the following instances:

                           (i) as a "bonus" or "reward" for services previously
rendered and compensated, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares, and the value of such Award Shares shall be the Fair Market Value of such Award Shares on the date of grant;

                           (ii) as "compensation" for the previous performance
or future performance of services or attainment of goals, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares (other than the performance of his services), and the value of such Award Shares received (together with the value of such services or attainment of goals attained by the Recipient), shall be the Fair Market Value of such Award Shares on the date of grant; or

                           (iii) in  consideration for the payment of a purchase
price for such Award Shares in an amount established by the Plan Committee, which purchase price may not be less than eighty-five percent (85%) of the Fair Market Value of such Award Shares as of the date of grant of such purchase right.

         7. RESTRICTED SHARES.

                  (a) VESTING CONDITIONS; FORFEITURE OF UNVESTED SHARES. The Plan Committee may subject or condition the grant of Issued Shares (hereinafter referred to as "Restricted Shares") to such vesting conditions based upon continued provision of services or attainment of goals subsequent to such grant of Restricted Shares as the Plan Committee, in its sole discretion, may deem appropriate. In the event the Recipient does not satisfy such vesting conditions, the Company may require the Recipient, subject to the payment terms of Section 7(b), to forfeit such unvested Restricted Shares. All vesting conditions imposed on the grant of Restricted Shares, including payment terms complying with Section 7(b), shall be set forth in either a written consulting agreement or a separate written restricted stock agreement, executed by the Company and the Recipient on or before the time of the grant of such Restricted Shares, stating the number of said Restricted Shares subject to such conditions and further specifying the vesting conditions. If no vesting conditions are expressly provided in the underlying consulting agreement or in a separate restricted stock agreement, the Issued Shares shall not be deemed to be Restricted Shares, and will not be required to be forfeited. Any grant of Restricted Shares shall be subject to the following limitations:

                           (i) In no case shall such vesting conditions require
continued provision of services or attainment of goals, as the case may be, subsequent to the grant of Restricted Shares, for a period of time which exceeds five (5) years from the date of grant, or on a cumulative incremental percentage basis which is less than twenty percent (20%) per year;

                           (ii) In no case shall the Recipient be required to
forfeit any vested Restricted Shares; and

                           (iii) In the event of the forfeiture of any unvested
Restricted Shares, the Company shall pay to the Recipient with respect to all of such unvested Restricted Shares an amount equal to the original purchase price, if any, paid by the Recipient for such unvested Restricted Shares.

                  (b) REPURCHASE PRICE FOR FORFEITED RESTRICTED SHARES. In the event a Recipient does not satisfy applicable vesting conditions placed upon Restricted Shares, and the Company exercises its right to require the Recipient to forfeit such unvested Restricted Shares, the Company shall be required to pay the Recipient an amount not less than:

                           (i) The higher of the original purchase price for
such forfeited Restricted Shares or the Fair Market Value of such forfeited Restricted Shares on the date of the event triggering such repurchase rights; or

                           (ii) The original purchase price for such vested
Restricted Shares; PROVIDED, HOWEVER, that the right to repurchase in favor of the Company must lapse at the rate of at least twenty percent (20%) per year over five (5) years from the date of grant of the Restricted Shares.

                  The payments to be made by the Company to a Recipient for forfeited Restricted Shares pursuant to Subsection (ii) may only be in the form of cash or cancellation of purchase money indebtedness with respect to the purchase of said Restricted Shares by the Recipient, if any, and must be paid no later than ninety (90) days of the date of termination.

                  (c) RESTRICTIVE LEGEND. Until such time as all conditions placed upon Restricted Shares lapse, the Plan Committee may place a restrictive legend on the share certificate representing such Restricted Shares which evidences said restrictions in such form and subject to such stop instructions as the Plan Committee shall deem appropriate. The conditions shall similarly apply to any new, additional or different securities the Recipient may become entitled to receive with respect to such Restricted Shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company. The Plan Committee shall also have the right, should it elect to do so, to require the Recipient to deposit the share certificate for the Restricted Shares with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer, until such time as the conditions lapse. The Company shall remove the legend with respect to any Restricted Shares which become vested.

                  (d) STOCKHOLDER RIGHTS. The Recipient of Restricted Shares shall have all rights or privileges of a stockholder of the Company with respect to the Restricted Shares notwithstanding the terms of this Section 7 (with the exception of Subsection (e) hereof) and, as such, shall be fully entitled to receive dividends (if any are declared and paid), to vote and to exercise all other rights of a stockholder with respect to the Restricted Shares.

                  (e) NON-ASSIGNABILITY. Except as expressly provided in the underlying consulting agreement or restricted stock agreement, unvested Restricted Shares may not be Disposed by the Recipient without the prior written consent of the Company, which consent the Company may withhold in its sole and absolute discretion, and such purported Disposition shall be null and void AB INITIO and of no force and effect.

         8. REGISTRATION OF ISSUED SHARES.

                  (a) REGISTRATION OR EXEMPTION FROM REGISTRATION. Unless expressly stipulated in the underlying consulting agreement or separate option certificate or agreement, in no event shall the Company be required at any time to register the Issued Shares under the Securities Act (including, without limitation, as part of any primary or secondary offering, or pursuant to Form S-8) or to register or qualify the Issued Shares under the securities laws of any state or territory (including, without limitation, pursuant to Section 25110 of the California Securities Act).

                  In the event the Company is not required to register or qualify the Issued Shares, the Issued Shares shall be issued in reliance upon such exemptions from registration or qualification under federal and state securities laws, as the case may be, that the Company and its legal counsel, in their reasonable discretion, shall determine to be appropriate, including, without limitation:

                           (i) In the case of federal securities laws, any of
the following, if available: Section 3(b) of the Securities Act for Limited Offerings and Rules 504 and/or 505 of Regulation D promulgated thereto, and/or Section 4(2) of the Securities Act for private offerings and Rule 506 of Regulation D promulgated thereto, and

                           (ii) In the case of California securities laws,
Section 25102(f) of the California Securities Act of 1968, as amended, or, if the Recipient is then a resident of and/or domiciled within another state, the requirements of any applicable exemptions from registration or qualification afforded by the securities laws of such state.

                  If requested by the Company, the Recipient shall provide such further representations or documents as the Company or its legal counsel, in their reasonable discretion, deem necessary or advisable in order to effect compliance with the conditions of any and all of the aforesaid exemptions from federal or state registration or qualification which it is relying upon, or with all applicable rules and regulations of any applicable securities exchanges. If required by the Company, the Recipient shall provide a letter from a purchaser representative with credentials reasonably acceptable to the Company to the effect that such purchaser representative has reviewed the Recipient's proposed investment in the Issued Shares and has determined that an investment in the Issued Shares: (A) is appropriate in light of the Recipient's financial circumstances, (B) that the purchaser representative and, if applicable, the Recipient, have such knowledge and experience in financial and business matters that the such persons are capable of evaluating the merits and risks of an investment in the Issued Shares, and (C) that the purchaser representative and, if applicable, the Recipient, have such business or financial experience to be reasonably assumed to have the capacity to protect the Recipient's interests in connection with the purchase of the Issued Shares.

                  In the event the Company is unable to obtain, without undue burden or expense, such consents or approvals that may be required from any applicable regulatory authority (or may be deemed reasonably necessary or advisable by legal counsel for the Company) with respect to the applicable exemptions from federal or state registration or qualification which the Company is reasonably relying upon, the Company shall have no obligation under this Agreement to issue or sell the Issued Shares until such time as such consents or approvals may be reasonably obtained without undue burden or expense, and the Company shall be relieved of all liability with respect to its inability to issue or sell the Issued Shares.

                  (b) LEGEND. In the event the Company delivers unregistered shares, the Company reserves the right to place the following legend or such other legend as its deems necessary on the share certificate or certificates to comply with the Securities Act and any state and territory securities laws or any exemption from registration or qualification thereunder which is being relied upon by the Company.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
(1) REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION AFFORDED BY SUCH ACT, OR (2) REGISTERED OR QUALIFIED, AS THE CASE MAY BE, UNDER SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES WHICH MAY BE APPLICABLE INCLUDING, WITHOUT LIMITATION, THE CALIFORNIA SECURITIES ACT OF 1968, AS AMENDED, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION OR QUALIFICATION, AS THE CASE MAY BE, AFFORDED BY SUCH STATE OR TERRITORIAL SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR THE HOLDER'S A VIEW FOR RESALE OR DISTRIBUTION. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AS WELL AS UNDER THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES AS MAY THEN BE APPLICABLE, OR (B) THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY OR A NO-ACTION OR INTERPRETIVE LETTER FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND ANY APPLICABLE STATE OR TERRITORIAL SECURITIES REGULATORY AGENCY TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION, AS THE CASE MAY BE, IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.

         9. ADJUSTMENTS.

                  (a) SUBDIVISION OR STOCK DIVIDEND. If outstanding shares of Common Stock shall be subdivided into a greater number of shares by reason of recapitalization or reclassification, the number of shares of Common Stock, if any, available for issuance in the Stock Pool, and the Option Price of any outstanding Options in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of shares of Common Stock, if any, available for issuance in the Stock Pool, and the Option Price of any outstanding Option in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

                  (b) ADJUSTMENT TO OPTION PRICE. When any adjustment is required to be made in the Option Price, the number of shares purchasable upon the exercise of any outstanding Option shall be adjusted to that number of shares determined by: (i) multiplying an amount equal to the number of shares purchasable upon the exercise of the Option immediately prior to such adjustment by the Option Price in effect immediately prior to such adjustment, and then
(ii) dividing that product by the Option Price in effect immediately after such adjustment. PROVIDED, HOWEVER, no fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this Section 10 shall be eliminated from the Option.

                  (c) CAPITAL REORGANIZATION OR RECLASSIFICATION; CONSOLIDATION OR MERGER. In case of any capital reorganization or any reclassification of Common Stock (other than a recapitalization hereinabove described in Section 10(a), or the consolidation, merger, combination or exchange of shares with another entity, or the divisive reorganization of the Company, the Recipient shall thereafter be entitled upon exercise of the Option to purchase the kind and number of shares of stock or other securities or property of the Company (or its successor{s}) receivable upon such event by a Recipient of the number of shares of Common Stock of the Company which such Option entitles the recipient to purchase from the Company immediately prior to such event. In every such case, the Company may appropriately adjust the number of shares of Common Stock in the Pool which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Plan Committee.

                  (d) ADJUSTMENTS DETERMINED IN SOLE DISCRETION OF BOARD. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Committee, whose determination in that respect shall be final, binding and conclusive.

                  (e) NO OTHER RIGHTS TO RECIPIENT. Except as expressly provided in this Section 10, (i) the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and (ii) the dissolution, liquidation, merger, consolidation or divisive reorganization or sale of assets or stock to another corporation, or any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or the Option Price for, the shares. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         10. PERFORMANCE ON BUSINESS DAY.

                  In the event the date on which a party to this Plan is required to take any action under the terms of this Plan is not a business day, the action shall, unless otherwise provided herein, be deemed to be required to be taken on the next succeeding business day.

         11. EMPLOYMENT STATUS.

                  In no event shall the granting of an Award be construed as granting a continued right of employment to a Recipient if such Person is employed by the Company, nor effect any right which the Company may have to terminate the employment of such Person, at any time, with or without cause, except to the extent that such Person and the Company have agreed otherwise in writing.

         12. NON-LIABILITY FOR DEBTS.

                  No Options granted hereunder, or unvested Restricted Shares granted hereunder, or any part thereof, shall be liable for the debts, contracts, or engagements of a Recipient or such Recipient's successors in interest or shall be subject to disposition by transfer, alienation, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment, or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void AB INITIO and of no further force and effect.

         13. AMENDMENT AND DISCONTINUATION OF PLAN; MODIFICATION OF AWARDS.

                  (a) AMENDMENT, MODIFICATION OR TERMINATION OF PLAN. The Board may amend the Plan or suspend or discontinue the Plan at any time or from time-to-time; PROVIDED, HOWEVER no such action may adversely alter or impair any Award previously granted under this Plan without the consent of each Recipient affected thereby.

                  (b) MODIFICATION OF TERMS OF OUTSTANDING OPTIONS. Subject to the terms and conditions and within the limitations of this Plan, the Plan Committee may modify, extend or renew outstanding Options granted under this Plan, including vesting conditions, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any outstanding Option may, without the consent of the Recipient affected thereby, adversely alter or impair such Recipients rights under such Option.

                  (c) MODIFICATION OF RESTRICTED SHARE VESTING CONDITIONS. Subject to the terms and conditions and within the limitations of this Plan, including vesting conditions, the Plan Committee may modify the conditions placed upon the grant of any Restricted Shares, PROVIDED, HOWEVER, no modification of any conditions placed upon Restricted Shares may, without the consent of the Recipient thereof, adversely alter or impair such Recipient's rights with respect to such Restricted Shares.

                  (d) COMPLIANCE WITH LAWS. The Plan Committee may at any time or from time-to-time, without receiving further consideration from any Person who may become entitled to receive or who has received the grant of an Award hereunder, modify or amend Awards granted under this Plan as required to: (i) comport with changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or Awards thereunder or to comply with stock exchange rules or requirements and/or (ii) ensure that this Plan is and remains or shall become exempt from the application of any participation, vesting, benefit accrual, funding, fiduciary, reporting, disclosure, administration or enforcement requirement of either the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the corresponding provisions of the Internal Revenue Code of 1986, as amended (Subchapter D of Title A, Chapter 1 of the Code {encompassing Sections 400 to 420 of the Code}). PROVIDED, HOWEVER, no such modification may, without the consent of the holder thereof, adversely alter or impair his or her rights with respect to such Award Shares.

         14. WITHHOLDING TAXES.

                  As a condition of the grant of any Award and/or exercise of any Option, as the case may be, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements incident to such grant or exercise. PROVIDED, HOWEVER, whenever the Company is delivering any shares of Common Stock the Company may, in its sole discretion, but without obligation to do so, issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy any withholding tax requirements incident to such issuance or transfer. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

                                    * * * * *

         The undersigned hereby certifies that the foregoing 2001 Consultant Stock Plan was duly adopted effective as of the 26th day of June, 2001 by the Board of Directors of Interspace Enterprises, Inc.


INTERSPACE ENTERPRISES, INC.

By: /s/ Daniel P. Murphy
    -----------------------------------
      Daniel P. Murphy, President, CEO

EXHIBIT 5.0
                        LAW OFFICES OF MICHAEL A. LITTMAN
                                7609 Ralston Road
                                Arvada, CO 80002
                               Tel (310) 208-1183
                               Fax (310) 208-1154

June 26, 2001

Executive Registrar and Transfer Agency, Inc.
3118 W. Thomas Road, Ste. 707
Phoenix, AZ 85017

         Re:      2001 CONSULTANTS STOCK PLAN

Ladies and Gentlemen:

         We have acted as counsel to Interspace Enterprises, Inc., a Colorado corporation (the "Company") in connection with the preparation the filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration Statement on Form S-8 relating to 6,000,000 shares of the Company's common stock, par value $0.00001 (the "Shares").

           In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares, when issued will be legally issued, fully paid, and nonassessable under the Colorado Corporations Code.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

MICHAEL A. LITTMAN
Attorney at Law

By: /s/ Michael A. Littman
    -------------------------------
    Michael A. Littman

EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Interspace Enterprises, Inc.


We consent to incorporation by reference in the registration statement titled "The 2001 Consultants Plan" on Form S-8 of Interspace Enterprises, Inc., of our report dated April 5, 2001, relating to the balance sheet of Interspace Enterprises, Inc. as of December 31, 2000, and the related statements of operations, changes in stockholders' (deficit) equity, and cash flows for the year then ended, which report appears in the December 31, 2000 annual report on Form 10-KSB of Interspace Enterprises, Inc..



By: /s/ Siegel, Smith and Garber, LLP
    -------------------------------
     Siegel, Smith and Garber, LLP

Del Mar, California
June 26, 2001